EXHIBIT 99.1

SMTC Announces Management Change

TORONTO, Sept. 30, 2011 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX) (TSX:SMX) ("SMTC"), a global electronics manufacturing services provider would like to announced the resignation of Ms. Jane Todd, Senior Vice President, Finance, and Chief Financial Officer.

Ms. Todd joined SMTC in 2004 and during her tenure significantly contributed to the stabilization and growth of the organization. During her seven years with SMTC, Ms. Todd provided outstanding leadership to the organization in all financial and strategic aspects. Ms. Todd has made a decision to leave SMTC to focus on her family.

"This has been an extremely difficult decision for me because of my commitment to, and excitement about, the future growth of SMTC. When I joined SMTC, the future of the company was uncertain and indeed, the past few years have been challenging. Today, the Company is well positioned for both organic and strategic growth, and operates from a solid financial foundation," commented Ms. Todd. "I have gained enormous satisfaction from my role in the development of SMTC in the past seven years, however, at this time, the best option for me is to dedicate more time to my family."

Alex Walker, President and Co-Chief Executive Officer, commented, "During my involvement with SMTC, Jane has provided superior guidance and counsel in her role as CFO.   Though we will miss her contribution to the Company, we wish her well as she begins a new chapter in her life."

Ms. Todd will stay on with SMTC to help transition her responsibilities while the Company searches for a suitable replacement.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, and Mexico, and a partnering relationship in China, with more than 1,000 full-time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

The SMTC Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9800

Note for Investors: The statements contained in this release that are not purely historical, including our expectations regarding continued revenue and earnings growth in 2011, are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others discussed in the Company's most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

CONTACT:  Alex Walker
          President and Co-Chief Executive Officer, SMTC Corporation
          (905) 413-1190
          Email:  investorrelations@smtc.com